Exhibit 10.2

October 13, 2025

Paul McGarry

Re: Amendment to your Offer of Employment

Dear Paul,

The purpose of this letter agreement is to amend the terms of the Offer of Employment entered into between you and LE060 B&R Global Services, LLC, a subsidiary of HF Foods Group Inc. (the “Company”), dated February 6, 2025 (the “Offer Letter”) to reflect our mutual understanding about your new role as interim Chief Financial Officer of the Company.

Accordingly, the Offer Letter is hereby amended as follows:

1.The Section titled “Reporting Relationship & Responsibilities” shall be updated to add the following paragraph at the end of the section:

Notwithstanding the foregoing, for the period beginning on October 15, 2025 and until the date a permanent Chief Financial Officer of the Company is appointed by the Company (the “Interim Period”), your primary duties will be as interim Chief Financial Officer of the Company. During the Interim Period, you will report directly to the Chief Executive Officer of the Company, Felix Lin.

2. The Section titled “Compensation” shall be updated to add the following paragraph at the end of the section:

Notwithstanding the foregoing, during the Interim Period, you will receive a monthly stipend of $10,000 in addition to your regular monthly salary ,payable in regular bi-weekly installments less applicable payroll deductions and statutory withholding. Such stipend will be pro-rated for any partial month based on the number of days you served as the interim Chief Financial Officer. The pro-rated amount will be determined by multiplying $10,000 by a fraction, the numerator of which is the number of calendar days you served as interim Chief Financial Officer in such month and the denominator of which is the total number of calendar days in such month.

Additionally, if during the Interim Period, the Company files its 2025 Form 10-K on or before the filing deadline, you will receive an additional one-time lump sum payment of $50,000, less applicable payroll deductions and statutory withholding (the “10-KBonus.”) The 10-K Bonus will be paid to you within twenty-one (21) business days of the timely filing date of the 2025 Form 10-K.

The amended terms of your Offer Letter set forth above will become effective as of the date these terms have been agreed to and accepted by you. Except as explicitly amended by this letter agreement, the Offer Letter will continue in full force and effect in accordance with its terms.

Sincerely,

LE060 B&R Global Services, LLC

By:	/s/ Felix Lin

Name:	Felix Lin

Title:	Chief Executive Officer

Date:	October 15, 2025

HF Foods Group Inc.

By:	/s/ Felix Lin

Name:	Felix Lin

Title:	Chief Executive Officer

Date:	October 15, 2025

AGREED TO AND ACCEPTED BY:
Paul McGarry
/s/ Paul E McGarry
Date: October 15, 2025